Exhibit 99.2

IN THE CIRCUIT COURT OF JEFFERSON COUNTY, ALABAMA

(HEALTHSOUTH CORPORATION 2002 DERIVATIVE LITIGATION)

WADE TUCKER, derivatively for the Benefit of and on behalf of the Nominal Defendant HealthSouth Corporation, Plaintiff, v. RICHARD M. SCRUSHY, et al., Defendants.	) ) ) ) ) ) ) ) ) ) )	CIVIL ACTION NO: CV-02-5212
UBS SECURITIES LLC, Counterclaim Plaintiff, v. HEALTHSOUTH CORPORATION, Counterclaim Defendant.	) ) ) ) ) ) ) ) ) ) )

STIPULATION OF SETTLEMENT WITH UBS SECURITIES LLC

Wade Tucker and the Wendell H. Cook Testamentary Trust, John P. Cook Trustee (the “Cook Trust”), derivatively on behalf of HealthSouth Corporation, (collectively “Plaintiff”); HealthSouth Corporation (“HealthSouth”); and UBS Securities LLC (“UBS” or the “Settling Defendant”); by and through their respective attorneys, have entered into this following Stipulation of Settlement (the “Stipulation”), subject to the approval of the Alabama Circuit Court, Jefferson County (the “Court”):

WHEREAS,

A.      The above captioned action (the “Action”) is a stockholder derivative action through which (a) Plaintiff seeks monetary recovery for HealthSouth against certain present and former HealthSouth directors, officers and certain others for, among other things, alleged wrongdoing in connection with the falsification of HealthSouth’s financial statements over a period of many years, and (b) UBS seeks monetary recovery against HealthSouth in connection with UBS’s expenses and potential liability in this and other proceedings (the Counterclaims). Both UBS and HealthSouth deny the claims alleged against them.

B.        Plaintiff filed the Original Complaint in this Action on August 28, 2002, a First Amended Complaint on November 15, 2002, a Second Amended Complaint on March 21, 2003, a Third Amended Complaint on August 22, 2003, and a Supplemental and Fourth Amended Complaint on March 25, 2004 (collectively, the “Complaint”).

C.        HealthSouth and Plaintiff maintain that they have prosecuted the claims against UBS pursuant to a joint prosecution agreement.

D.        The parties have engaged in extensive fact and expert discovery and motion practice.

E.        Following arm’s-length negotiations, the parties have reached a pro tanto agreement pursuant to which the Settling Defendant will be dismissed pro tanto from this Action and all other related derivative litigation1 with prejudice (together, the “Derivative Actions”) and released pro tanto from all claims related to the Derivative Actions in return for causing its insurance carriers to make a payment of $100,000,000 (One Hundred Million Dollars) to HealthSouth and causing UBS AG, Stamford Branch to release HealthSouth from any and all obligations to pay the judgment in the action captioned UBS AG, Stamford Branch v. HealthSouth, 07-Civ-8490, United States District Court, Southern District of New York (the SDNY Action”) in the amount of approximately $33 million, which judgment will be deemed

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1  Including but not limited to Dennis Family Trust v. HealthSouth Corp., CV-98-6592 (Ala. Cir. Ct.).

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satisfied, and UBS's counterclaims against HealthSouth will be dismissed with prejudice and UBS will grant a reciprocal release to HealthSouth.

F.        After conducting a legal and factual investigation, counsel for Plaintiff and counsel for HealthSouth in this Action have concluded that the terms and conditions of the settlement (the “Settlement”) provided for in this Stipulation are fair, reasonable, adequate, and in the best interests of HealthSouth.

G.        Plaintiff and HealthSouth are entering into this Stipulation because the Settlement provides substantial and direct monetary benefits to HealthSouth, and Plaintiff, Plaintiff’s counsel, HealthSouth, and HealthSouth’s counsel believe that the terms and conditions of the Settlement are fair, reasonable, adequate and in the best interests of HealthSouth and its stockholders.

H.        The Settling Defendant has vigorously denied, and continues to deny, any wrongdoing or liability with respect to all claims, events and transactions complained of in the Derivative Actions, denies that it engaged in any wrongdoing, denies that it acted improperly in any way and denies liability of any kind to HealthSouth. The Settling Defendant is entering into this Stipulation solely because the Settlement will (i) avoid the substantial burden, expense, distraction and inconvenience of continued litigation of the claims asserted against UBS in the Derivative Actions; and (ii) finally put to rest and terminate those claims.

I.         HealthSouth likewise has vigorously denied, and continues to deny, any wrongdoing or liability with respect to all claims, events and transactions complained of in the Counterclaims, denies that it engaged in any wrongdoing, denies that it acted improperly in any way and denies liability of any kind to UBS. With regard to the Counterclaims, HealthSouth is entering into this Stipulation solely because the Settlement will (i) avoid the substantial burden

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expense, distraction and inconvenience of continued litigation of the claims asserted against HealthSouth in the Counterclaims, and (ii) finally put to rest and terminate those claims.

J.         The Plaintiff and HealthSouth desire to release all claims against theSettling Defendant, while continuing to pursue all claims against all defendants in the action other than Settling Defendant (the "Non-Settling Defendants").

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, by and among the parties, subject to the approval of the Court pursuant to Alabama Rule of Civil Procedure 23.1, that the claims asserted in this Action against the Settling Defendant and the Settling Defendant's Counterclaims against HealthSouth are hereby compromised, settled, released, discharged and dismissed with prejudice in accordance with the terms and conditions set forth below.

THE SETTLEMENT

1.         Settling Defendant agrees to cause its insurance carriers to pay by wire transfer to an interest bearing escrow account designated and controlled by HealthSouth (“Escrow Agent”), said account to be subject to the control of the Circuit Court in Tucker, et al. v. Scrushy, et al., CV 02-5212, in the Circuit Court for Jefferson County, Alabama, within 45 days from the date of the entry of an order preliminarily approving the Settlement, a payment of $100,000,000 (One Hundred Million Dollars) (the Settlement Fund”), which shall be disbursed to HealthSouth and Plaintiff's counsel upon the Settlement becoming Final as defined below; provided, however, that Escrow Agent shall not make any disbursements without an order from the Circuit Court in this Action. The $100,000,000 payment described herein shall be the only monetary obligation by or on behalf of UBS under this Agreement. All risks related to the investment of the Settlement Fund shall be borne by the Settlement Fund and not by Settling Defendant.

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2.         Settling Defendant agrees to cause UBS AG, Stamford Branch, including any other UBS related entities, to release HealthSouth from any and all obligations to pay the judgment (in the amount of approximately $33 million) in the action captioned UBS AG, Stamford Branch v. HealthSouth, 07-Civ-8490, United States District Court, Southern District of New York, which judgment shall be considered satisfied, upon the Settlement becoming Final. Within ten (10) days after the Settlement becomes Final, HealthSouth shall withdraw its appeal from the SDNY Action.

3.         “HealthSouth Released Claims” are any and all claims, demands, rights, actions or causes of action, liabilities, damages, losses, attorneys’ fees, costs, expenses, obligations, duties, judgments, suits, proceedings, debts, dues, sums of money, accounts, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, executions, matters and issues of any kind or nature whatsoever, whether in law, admiralty, or equity, and whether based on any federal, state, local, statutory or common law, or any other rule or regulation, foreseen or unforeseen, matured or unmatured, known or unknown, accrued or not accrued, contingent or absolute, apparent or unapparent, suspected or unsuspected, disclosed or undisclosed, liquidated or unliquidated, whether or not asserted, that have been or could have been asserted in this Action or any other Action by or on behalf of HealthSouth or any of its affiliates, predecessors, successors, assigns, past or present officers, directors, debt or equity securities holders, general or limited partners or partnerships, trustees, employees, representatives, agents, advisors, parents, or subsidiaries, or by or on behalf of any stockholder of HealthSouth acting or purporting to act on behalf of HealthSouth, whether directly, indirectly, representatively, derivatively or in any other capacity, against any of the UBS Released Parties, which have or could have arisen or arise at any time, and relate in any manner to the allegations, facts, events, transactions, acts,

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occurrences, statements, representations, misrepresentations, omissions, acts or failures to act, course of conduct, or any other matter, thing or cause whatsoever, or any series thereof, embraced, involved, set forth or otherwise related, directly or indirectly, to the facts and circumstances alleged or that could have been alleged in this Action, or the SDNY Action, or in the action captioned In re HealthSouth Corp. Securities Litigation, CV-03-BE-1500-S (the “Federal Securities Litigation”); provided, however, thatHealthSouth Released Claims shall not be deemed to include any claims asserted against anyNon-Settling Defendants.

4.         “UBS Released Parties” are the Settling Defendant and any of its parents, subsidiaries, affiliates, divisions, successors and assigns, together with their respective current or former agents, servants, attorneys, investment advisors, bankers, accountants, underwriters, insurers, officers, directors, employees, partners, parents, subsidiaries, affiliates, branches, heirs, executors, representatives, predecessors, successors, assigns, trusts, and other individual or entity in which it, he or she has a controlling interest or which is related to or affiliated with any of the parties listed above. Notwithstanding the generality of the foregoing, the “UBS Released Parties” shall in no event be deemed to include any of the Non-Settling Defendants.

5.         “UBS Released Claims” are any and all claims, demands, rights, actions or causes of action, liabilities, damages, losses, attorneys’ fees, costs, expenses, obligations, duties, judgments, suits, proceedings, debts, dues, sums of money, accounts, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, executions, matters and issues of any kind or nature whatsoever, including but not limited to claims for indemnification, whether in law, admiralty, or equity, and whether based on any federal, state, local, statutory or common law, or any other rule or regulation, foreseen or unforeseen, matured or unmatured, known or unknown, accrued or not accrued, contingent or absolute, apparent or unapparent, suspected or

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unsuspected, disclosed or undisclosed, liquidated or unliquidated, whether or not asserted, that have been or could have been asserted in this Action or any other action by or on behalf of UBS or any of its affiliates, predecessors, successors, assigns, past or present officers, directors, debt or equity securities holders, general or limited partners or partnerships, trustees, employees, representatives, agents, advisors, parents, or subsidiaries, or by or on behalf of any stockholder of UBS acting or purporting to act on behalf of UBS, whether directly, indirectly, representatively, derivatively or in any other capacity, against any of the HealthSouth Released Parties, which have or could have arisen or arise at any time, and relate in any manner to allegations, facts, events, transactions, acts, occurrences, statements, representations, misrepresentations, omissions, acts or failures to act, course of conduct, or any other matter, thing or cause whatsoever, or any series thereof, embraced, involved, set forth or otherwise related, directly or indirectly, to facts and circumstances alleged or that could have been alleged in this Action, the SDNY Action, or the Federal Securities Action.

6.         “HealthSouth Released Parties” are Plaintiff and Plaintiff’s attorneys and HealthSouth and any of its parents, subsidiaries, affiliates, divisions, successors, and assigns, together with their respective current or former agents, servants, attorneys, investment advisors, bankers, accountants, underwriters, insurers, officers, directors, employees, partners, parents, subsidiaries, affiliates, branches, heirs, executors, representatives, predecessors, succesors, assigns, trusts, and other individual or entity in which it, he or she has a controlling interest or which is related to or affiliated with any of the parties listed above. Notwithstanding the generality of the foregoing, the “HealthSouth Released Parties” shall in no event be deemed to include any of the Non-Settling Defendants.

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7.         In consideration for the terms and conditions of the Stipulation, upon the Effective Date, Plaintiff, HealthSouth (and its affiliates, predecessors, successors, assigns, parents, subsidiaries, stockholders and any person acting or purporting to act on behalf of HealthSouth), or any of them, shall be permanently barred, enjoined and restrained from instituting, commencing or prosecuting in this Action or any other action or proceeding any HealthSouth Released Claims against any of the UBS Released Parties. The HealthSouth Released Claims against each and all of the UBS Released Parties shall be released and dismissed pro tanto with prejudice and on the merits with full preclusive effect as to each of the UBS Released Parties.

8.         In consideration for the terms and conditions of the Stipulation, upon the Effective Date, UBS (and its affiliates, predecessors, successors, assigns, parents, subsidiaries, stockholders and any person acting or purporting to act on behalf of UBS), or any of them, shall be permanently barred, enjoined and restrained from instituting, commencing or prosecuting in this Action or any other action or proceeding any UBS Released Claims against any of the HealthSouth Released Parties. The UBS Released Claims against each and all of the HealthSouth Released Parties shall be released and dismissed with prejudice and on the merits with full preclusive effect as to each of the HealthSouth Released Parties.

9.         Reference to “Released Parties” includes both HealthSouth Released Parties and UBS Released Parties and reference to “Released Claims” refers to both UBS Released Claims and HealthSouth Released Claims.

10.       The mutual releases set out above are given pursuant to Alabama law and are to be construed under Alabama law, which, as the parties acknowledge, currently bars claims for contribution by joint tortfeasors, and other similar claims. It is the intent of the parties hereto to protect the UBS Released Parties against any claims for contribution, indemnification or similar

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claims, arising out of or related to, in any way, the HealthSouth Released Claims. Should the law of Alabama or any other jurisdiction be construed or deemed to apply and construed to allow claims for contribution, indemnification or similar claims against the UBS Released Parties, it is the intent of the parties hereto to provide the UBS Released Parties with the fullest protection possible against claims or potential claims for contribution, indemnification, or similar claims.

11.	In consideration for the terms and conditions of the Stipulation,

(a)       The Non-Settling Defendants and all other persons, including but not limited to any other person or entity that was once a defendant or is later named as a defendant in this Action, shall be permanently barred, enjoined and restrained to the fullest extent permitted under applicable law from commencing, prosecuting, or asserting any action, proceeding or claim against the UBS Released Parties involving, related to or arising out of the facts and events that are the subject of the Healthsouth Released Claims, including but not limited to claims for contribution (whether contractual or otherwise), indemnification (whether contractual or otherwise) or similar claims.

(b)       “Barred Person” shall be defined as anyperson or entity other than HealthSouth that is barred and/or enjoined by paragraph 11(a), and a “Barred Claim” shall mean any claim or cause of action barred by paragraph 11(a).

12.       Barred Persons shall be entitled to a judgment credit (i.e., a reduction to the total amount of the judgment against the Barred Person) in an amount that is the greater of: (i) that part of the Settlement Consideration that is allocated to claims or injuries for which contribution or indemnification would otherwise be available; or (ii) for each such claim or injury, the share of the UBS Released Parties’ fault or responsibility as determined at trial; or (iii) the value of any contribution claim (whether contractual or otherwise), indemnification claim (whether contractual or otherwise) or other Barred Claim that a Court determines would have been available to the Barred Person but for this Settlement. To the extent that the law held applicable to this Settlement or to any Barred Claim requires a different or greater credit to the Barred Person in order to give full and complete effect to the bar order in paragraph 11, such different or greater credit shall be applied to any judgment against the Barred Person. Nothing herein is

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intended to or does grant a greater judgment credit than would otherwise be required by applicable law in order to give full effect to Paragraphs 10 and 11. The credit referred to herein is not effective or applicable until the Effective Date of this Settlement.

13.       In consideration for the terms and conditions of the Stipulation, the UBS Released Parties shall be permanently barred, enjoined and restrained to the fullest extent permitted under applicable law from commencing, prosecuting, or asserting any action, proceeding or claim against the Barred Persons and/or HealthSouth involving, related to or arising out of the facts and events that are the subject of the HealthSouth Released Claims, including but not limited to claims for contribution (whether contractual or otherwise), indemnification (whether contractual or otherwise) or similar claims.

14.       The bar provisions contemplated herein are reciprocal and in the event that any person or entity asserts and is legally not barred by the bar order from bringing any claim, action or actions, cause or causes of action, suits, debts, liens, contracts, agreements, promises, liabilities, claims, rights, demands, damages, losses, costs, charges or expenses falling within the scope of this bar order (the “First Person”) against any other person (the “Second Person”), the bar order shall not bar, enjoin or restrain the Second Person from asserting or bringing any claim, action or actions, cause or causes of action, suits, debts, liens, contracts, agreements, promises, liabilities, claims, rights, demands, damages, losses, costs, charges or expenses falling within the scope of the bar order against the First Person.

15.       No provision of this Settlement, including but not limited to the releases and bar provisions described herein in paragraphs 4, 5, 8, 13 and 30, shall preclude, limit or otherwise affect in any way UBS’s ability to assign, apportion or allege fault or responsibility to the

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HealthSouth Released Parties in other litigation, including in Federal Securities Action, pursuant to any statutory or common law, including in accordance with 15 U.S.C. §§ 77z-1, 78u-4.

16.       Subject to the judgment credit provisions herein, nothing referred to in this Settlement will prevent the continued maintenance of the claims against the Non-Settling Defendants by or on behalf of HealthSouth, nor shall this Stipulation or any of the agreements to which it refers be interpreted as satisfying or mitigating or discharging or reducing existing or past derivative judgments or settlements with or against any of the Non-Settling Defendants.

SUBMISSION AND APPLICATION TO COURT

17.       As soon as practicable after the execution of the Stipulation, the parties hereto shall jointly apply to the Court for an order that contains each of the terms and conditions set out in the form attached hereto as Exhibit A (the “Scheduling Order”).

NOTICE TO STOCKHOLDERS

18.       HealthSouth shall, at its expense, mail to current HealthSouth stockholders the Notice of Proposed Settlement of Derivative Action, substantially in the form attached hereto as Exhibit B (the “Notice”), as set forth in the Scheduling Order.

ORDER AND PARTIAL FINAL JUDGMENT

19.       If the Settlement (including any modification thereto made with the consent of the parties as provided for herein) is approved by the Court, the parties shall promptly request the Court to enter an Order and Partial Final Judgment that contains each of the terms and conditions set out in the form attached hereto as Exhibit C, implementing the Settlement and awarding attorneys’ fees.

20.       The Court’s determination to enter such Order and Partial Final Judgment containing each of the terms and conditions set out in the form attached hereto as Exhibit C shall

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constitute final approval of the Settlement (“Final Approval” or “Finally Approved”) for purposes of this Stipulation.

FINALITY OF SETTLEMENT

21.       The Settlement shall be considered final (“Final”) for purposes of this Stipulation subsequent to entry of the Order and Partial Final Judgment approving the Settlement only upon the expiration of any applicable appeal period for the appeal of the Order and Partial Final Judgment without an appeal having been filed or, if an appeal is taken, upon entry of an order affirming the Order and Partial Final Judgment appealed from (or dismissing the appeal) and the expiration of any applicable period for the reconsideration, rehearing or appeal of such affirmance (or dismissal) without any motion for reconsideration or rehearing or further appeal having been filed (the “Effective Date”). An appeal only with respect to the award of attorneys’ fees and expenses shall not affect the finality of the Settlement.

RIGHT TO WITHDRAW FROM THE

SETTLEMENT / TERMINATION OF THE SETTLEMENT

22.       Each of the parties shall have the option to withdraw from and terminate this Settlement in the event that (i) either the Scheduling Order or the Order and Partial Final Judgment referred to above is not entered with each of the terms and conditions set out in the forms attached hereto, or in such form as may be ordered by the Court with the consent of the parties, (ii) the Settlement is materially modified on appeal, (iii) any judgment is entered holding a UBS Released Party liable to a Barred Person on a Barred Claim, and such judgment becomes Final before the Effective Date; except that, with respect to subparagraphs (i) and (ii) of this paragraph, an award of attorneys’ fees and expenses that is less than the amount requested by plaintiffs shall not be grounds for termination or cancellation of the Settlement.

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23.       In the event the Settlement proposed herein is not Finally Approved by the Court, or the Court approves the Settlement but such approval is reversed or vacated on appeal, reconsideration or otherwise and such order reversing or vacating the Settlement becomes final by lapse of time or otherwise, or if any of the conditions to such Settlement are not fulfilled or if the Settlement is terminated pursuant to ¶22 above, then the Settlement proposed herein shall be of no further force and effect, and this Stipulation and all negotiations, proceedings and statements relating thereto and any amendment thereof shall be null and void and without prejudice to any party hereto, and each party shall be restored to his, her or its respective position as it existed prior to the execution of this Stipulation and the $100,000,000 paid pursuant to paragraph 1 above, together with all interest earned thereon, shall be returned to UBS.

24.       In the event of an effective withdrawal or termination of this Settlement, the parties shall apply to the Court for the entry of an appropriate Scheduling Order leading to the trial of this matter.

25.       In order to exercise the option to withdraw from and terminate this Settlement, a party must provide, within twenty (20) days of the event giving rise to such option, written notice of such withdrawal and the grounds therefore to all signatories to this Stipulation.

DENIAL OF LIABILITY

26.       The Settling Defendant specifically disclaims any liability whatsoever relating to any of the HealthSouth Released Claims, expressly denies that any person or entity has suffered any harm or damages as a result of the Healthsouth Released Claims, and is making this Settlement solely to avoid the distraction, burden and expense occasioned by continued litigation. The Court has made no finding that the Settling Defendant or any of the UBS Released Parties engaged in any wrongdoing or wrongful conduct or otherwise acted improperly or in violation of any law or regulation or duty in any respect. Without conceding any infirmity in its defenses

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against the HealthSouth Released Claims, the Settling Defendant is agreeing to the Settlement solely to avoid the substantial burden, expense, distraction and inconvenience of continued litigation.

27.       HealthSouth specifically disclaims any liability whatsoever relating to any of the UBS Released Claims, expressly denies that any person or entity has suffered any harm or damages as a result of the UBS Released Claims, and, with regard to the Counterclaims, is making this Settlement solely to avoid the distraction, burden and expense occasioned by continued litigation. The Court has made no finding that HealthSouth or any of the HealthSouth Released Parties engaged in any wrongdoing or wrongful conduct or otherwise acted improperly or in violation of any law or regulation or duty in any respect. Without conceding any infirmity in their defenses against the UBS Released Claims, HealthSouth is agreeing to the Settlement solely to avoid the substantial burden, expense, distraction and inconvenience of continued litigation.

ATTORNEYS’ FEES AND EXPENSES

28.       Counsel for the Plaintiff in this Action shall have a contractual right to recover from HealthSouth, and HealthSouth shall have an obligation to pay said counsel, reasonable attorneys’ fees and costs in connection with the claims against the Settling Defendant in an amount to be determined by the Court.  Plaintiff’s counsel intends to apply for an award of attorneys’ fees in an amount not to exceed 30% (thirty percent) of any recovery (i.e., common fund created or benefit conferred) plus reimbursement of reasonable out-of-pocket expenses in the form of a fee petition presented to the Court.  HealthSouth reserves all rights it has to object to Plaintiff’s request for fees and costs and the computation of same.  HealthSouth and Plaintiff agree that nothing in this paragraph constitutes an admission or concession with respect to either the amount or the manner of computation of Plaintiff’s fee. UBS takes no position on

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any attorneys’ fee or expense request, and UBS shall have no responsibility whatsoever for any attorneys’ fees or expenses incurred by Plaintiff or HealthSouth.

29.       In the event the Settlement becomes Final, HealthSouth agrees that it will authorize disbursement of such fees and expenses that are awarded by the Court in this Action to the firm of Hare, Wynn, Newell & Newton, LLP, as distributing agent for Plaintiff’s counsel by wire transfer from the Settlement Fund upon the Settlement becoming Final without an appeal having been filed regarding the attorneys’ fees or expenses request or, if an appeal is taken, upon entry of an order affirming the Order appealed from (or dismissing the appeal) and the expiration of any applicable period for reconsideration, rehearing or appeal of such affirmance (or dismissal) without any motion for reconsideration or rehearing or further appeal having been filed. The fairness, reasonableness and adequacy of the Settlement may be considered and ruled upon by the Court independently of any award of attorneys’ fees and reimbursement of expenses.

RELEASE OF UNKNOWN CLAIMS

30.       With respect to any and all Released Claims against Released Parties, the parties stipulate and agree that, upon the Effective Date, the Plaintiff and HealthSouth shall have waived and relinquished, and all other parties whose claims are being released shall be deemed to have waived and relinquished, to the fullest extent permitted by law, the provisions, rights and benefits of Section 1542 of the California Civil Code, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his settlement with the debtor.

Also, with respect to any and all Released Claims against Released Parties, Plaintiff, HealthSouth and UBS shall have waived and relinquished, and all other parties whose claims are being released shall be deemed to have waived and relinquished, to the fullest extent permitted

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by law, any and all provisions, rights, and benefits conferred by the law of any state or territory of the United States or any other jurisdiction, or principle of common law, which is similar, comparable or equivalent to Cal. Civ. Code § 1542. Plaintiff, HealthSouth and UBS may hereafter discover facts in addition to or different from those which they now know or believe to be true with respect to the subject matter of the Released Claims, which if known, might have affected the decision to enter into this Stipulation, but hereby stipulate and agree that on the date when this Settlement becomes Final, they do, fully, finally and forever settle and release any and all Released Claims against Released Parties, without regard to subsequent discovery or existence of such different or additional facts. Plaintiff, HealthSouth and UBS acknowledge that the inclusion of unknown claims in the definition of Released Claims was separately bargained for and was a key element of the Settlement of which the releases are a part.

AUTHORITY

31.       Each of the attorneys executing the Stipulation on behalf of one of the parties hereto warrants and represents that he or she has been duly authorized and empowered to execute this Stipulation on behalf of his or her respective client.

THE SETTLEMENT FUND

32.       The Escrow Agent shall not disburse the Settlement Fund except as provided in the Stipulation and upon an order of the Court.

33.       Subject to further order(s) and/or direction(s) as may be made by the Court, or as provided in the Stipulation, the Escrow Agent is authorized to execute such transactions as are consistent with the terms of the Stipulation.

34.       All funds held by the Escrow Agent shall be deemed and considered to be in custodia legis of the Court, and shall remain subject to the jurisdiction of the Court, until such

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time as such funds shall be distributed pursuant to the Stipulation and/or further order(s) of the Court.

35.       The parties and the Escrow Agent shall treat the escrow account as a “qualified settlement fund” for purposes of § 468B of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder. The Escrow Agent and the parties shall jointly make such elections as are necessary or advisable to carry out the this paragraph, including, without limitation, the "relation-back election" described in Treas. Reg. § 1.468B-1 (j)(2).

36.       The Escrow Agent shall be the escrow account’s “administrator” as that term is used in Treas. Reg. § 1.468B-2(k)(3). As administrator, the Escrow Agent shall timely prepare and file all required tax returns with respect to the escrow account, including, without limitation, the returns described in Treas. Reg. §§ 1.468B-2(k)(1) and 1.468B-2(l)(2).

37.       The parties acknowledge and agree that UBS shall have no authority, control, or liability in connection with the design, management, administration, investment, maintenance, or control of the Settlement Fund, or for any expenses the Settlement Fund may incur or for any taxes that may be payable by the Settlement Fund or any distributee therefrom. The Escrow Agent shall provide for, timely pay from the Settlement Fund, and indemnify UBS for all taxes, together with any interest, penalties or additions to tax imposed with respect thereto, imposed on the income earned on the funds on deposit in the Escrow Account. Without limiting the foregoing, the Escrow Agent shall reimburse UBS or its agents from the Settlement Fund for any such taxes to the extent they are imposed on UBS for a period during which the Escrow Account does not qualify as a “qualified settlement fund,” and for any tax expenses incurred by UBS in respect of the Settlement Fund after the Effective Date of Settlement. All amounts payable

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pursuant to this paragraph shall be paid from the Settlement Fund only upon order from the Court.

STIPULATION NOT AN ADMISSION

38.       The provisions contained in the Stipulation and all negotiations, statements and proceedings in connection therewith shall not be deemed a presumption, a concession or an admission by any party of any fault, liability or wrongdoing as to any fact or claim alleged or asserted in the Derivative Actions or Counterclaims or any other actions or proceedings and shall not be interpreted, construed, deemed, invoked, offered or received in evidence or otherwise used by any person in these or any other actions or proceedings, whether civil, criminal or administrative, except in a proceeding to enforce the terms or conditions of this Stipulation.

39.       This Stipulation, together with any exhibits, shall be deemed to have been mutually prepared by the settling parties and shall not be construed against any of them by reason of authorship.

COUNTERPARTS

40.       This Stipulation may be executed in any number of actual, telecopied or emailed counterparts, each of which when so executed and delivered shall be an original. The executed signature page(s) from each actual or telecopied counterpart may be joined together and attached to one such original and shall constitute one and the same instrument.

WAIVER

41.       The waiver by any party of any breach of this Stipulation shall not be deemed or construed as a waiver of any other breach, whether prior, subsequent, or contemporaneous, of this Stipulation.

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AMENDMENTS

42.       This Stipulation may not be amended, or any of its provisions waived, except by a writing executed by all of the parties hereto. The parties may agree, without further order of the Court, to reasonable extensions of time to carry out any of the provisions of this Stipulation.

43.       This Stipulation, upon becoming operative, shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, executors and administrators and upon any corporation, partnership or other entity into or with which any party may merge or consolidate.

44.       All of the exhibits hereto are incorporated herein by reference as if set forth herein verbatim, and the terms of all exhibits are expressly made part of this Stipulation.

GOVERNING LAW; FORUM

45.       This Stipulation shall be construed and enforced in accordance with the laws of the State of Alabama, without regard to conflict of law principles.

46.       In the event of any dispute or disagreement with respect to the meaning, effect or interpretation of the Stipulation or an attached exhibit or in the event of a claimed breach of the Stipulation or an attached exhibit, the parties hereto agree that such dispute shall be adjudicated only in this Court. The Court shall retain jurisdiction for purposes, among other things, of administering the Settlement and resolving any disputes hereunder without affecting the finality of the Settlement.

BEST EFFORTS

47.       The parties hereto and their attorneys agree to cooperate fully with one another in seeking the Court’s approval of this Stipulation and the Settlement and to use their best efforts to effect the prompt Final Approval of this Stipulation and the Settlement.

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48.       If any claims that are or would be subject to the release and dismissal contemplated by the Settlement are asserted against any person in any court prior to or following Final Approval of the Settlement, the Plaintiff shall join, where possible, in any motion to dismiss or stay such proceedings and shall otherwise use best efforts to effect a withdrawal or dismissal of the claims.

NON-ASSIGNMENT OF CLAIMS

49.       Plaintiff in this Action and Plaintiff’s counsel represent and warrant that none of the Plaintiff’s claims or causes of action in this Action has been assigned, encumbered or in any manner transferred in whole or in part.

50.       UBS represents and warrants that none of UBS’s claims or causes of action in this Action has been assigned, encumbered or in any manner transferred in whole or in part.

COMPLETE AND ENTIRE AGREEMENT

51.       Except as provided herein, the Settling Defendant shall bear no expenses, costs, damages or fees incurred by the Plaintiff, HealthSouth, or their respective attorneys, experts, advisors, agents or representatives.

52.       Except as provided herein, Plaintiff and HealthSouth shall bear no expenses, costs, damages or fees incurred by UBS, or its attorneys, experts, advisors, agents or representatives.

53.       This Stipulation constitutes the entire agreement among the parties with respect to its subject matter and supersedes any prior oral or written agreements or understandings with respect thereto, and no representations, warranties, or inducements have been made by any party hereto concerning this Stipulation and its exhibits other than those contained and memorialized in such documents.

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NOTICES

54.       All notices required or permitted under or pertaining to this Settlement shall be in writing and delivered by any method providing proof of delivery. Any notice shall be deemed to have been given on the date of receipt. Notices shall be delivered to the parties at the addresses in Exhibit D until a different address has been designated by notice to the other parties.

IN WITNESS WHEREOF, the parties have caused this Stipulation to be executed by their duly-authorized attorneys this _12th___ day of November, 2008.

GALLOWAY & SOMERVILLE, LLC

By:      /s/ John Q. Somerville
John Q. Somerville, Esq.
11 Oak Street
Birmingham, Alabama 35213

                                      -and-

HARE WYNN NEWTON & NEWELL LLP

John W. Haley, Esq.

The Historic Massey Building

2025 Third Avenue North, Suite 800

Birmingham, Alabama 35203

Attorneys for Derivative Plaintiff Wade Tucker

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BRADLEY ARANT ROSE & WHITE, LLP

By:Julia Boaz Cooper

Julia Boaz Cooper, Esq.

David Hymer, Esq.

One Federal Place

1819 Fifth Avenue North

Birmingham, Alabama 35203

Attorneys for Nominal Defendant HealthSouth Corporation

STARNES ATCHISON LLP

By:W. Michael Atchison

W. Michael Atchison, Esq.

Jay M. Ezelle, Esq.

Robin H. Jones, Esq.

100 Brookwood Place, 7th Floor

Birmingham, Alabama 35209

-and-

LIGHTFOOT FRANKLIN & WHITE LLC

400 20th Street North

Birmingham, Alabama 35203

(205) 581-0700

-and-

SULLIVAN & CROMWELL LLP

125 Broad Street

New York, New York 10004

(212) 558-4000

Attorneys for UBS Securities LLC

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